Short Year 2015 Update
2016 Guidance



March 9, 2016

Short Year 2015 Recap – A Year in Review

- Returned the Company to overall growth; SY15 **revenue up 3.2% overall** with organic growth in both Distribution and Curriculum segments.

- Delivered better bottom-line performance; SY15 **10.8% adjusted EBITDA improvement and $30.8 million increase in leveraged free cash flow**.

- **Successful execution of organizational transformation to "one-SSI" operating model** which facilitated improved operating efficiencies and financial performance; we delivered for our customers, stakeholders and associates in SY15.

- **Significant progress with sales force optimization initiative**; positions SSI for balanced organic growth heading into 2016 - realigned territory coverage; continued investment in "subject matter expert" teams and build-out of inside sales team to increase the number and effectiveness of customer touch points while facilitating a leaner, more nimble generalist outside sales force.

- **Well positioned in target markets to expand sales of proprietary offerings in key growth areas**: *Early Childhood, Special Needs, Furniture, Arts & Crafts, Physical Education, Healthcare, Safety & Security* and *E-Tail* represent compelling growth opportunities.

- Key investments in Science curriculum offering drove growth in SY15 that is expected to carry over into 2016; **strategically investing back into the business** with a focus on sustainable growth and operating efficiency.

- Strong operating performance in the peak season built momentum in November & December and drove **year-over-year revenue growth of 17.9% for the two-month period**.

SY 2015 Financial Highlights

School Specialty

- **Overall revenues of $504.3 million, an increase of $15.6 million or 3.2% (ahead of prior guidance)**
  - Distribution segment revenues of $429.5 million versus $418.7 million, an increase of $10.9 million or 2.6%; strong growth in Furniture segment more than offset declines in Supplies and Agendas categories.
  - Curriculum segment revenues of $74.7 million vs. $70.0 million, an increase of $4.7 million, or 6.8%; Science segment posts gains of $5.9 million, or 11.7%, offsetting modest decline in Reading segment ($1.1 million).

Distribution and Curriculum Segment Review

- ***Supplies*** category revenue decline driven by: physical education sub-category (down $2.3M) due to lack of funding available through PEP grants, and weakness in the Canadian dollar (FX) which had a $0.8 million negative impact on Canadian Supply revenue. Improvement in 3Q driven by strong peak-season performance and follow-on ordering.
- ***Furniture*** revenue growth driven by increased spending in new school construction, coupled with better operational performance and an expanded Projects by Design sales and support structure; 1H SY15 growth continued into November and December.
- ***Instructional Solutions*** category experienced modest declines as anticipated; key category initiatives launched in late SY15 and category beginning to show signs of stabilization.
- ***A/V Tech category*** declines anticipated as certain Common Core related product sales drove prior year; stronger 3Q performance indicative of "normalization".
- ***Agendas***, while down YOY, performed better than expected; FX impact of $1.6 million also contributed to lower revenues in the quarter; modest growth in 3Q.
- ***Science*** revenues increased due to strong acceptance of new curriculum offerings, primarily Next Gen FOSS. Momentum built throughout SY 15.
- ***Reading*** revenues declined modestly as the Company continues to address improvements to its product offering and go-to-market strategy. Sales infrastructure re-aligned in SY15 and key new products currently in development.

	SY 15 3Q (Nov & Dec)	SY 14 3Q (Nov & Dec)	Change	% Change	SY 15 Dec YTD	SY 14 Dec YTD	Change	% Change
Supplies	$ 24,496	$ 22,961	$ 1,535	6.7%	$202,999	$ 206,231	$ (3,232)	-1.6%
Loose Furniture	11,234	9,298	1,936	20.8%	86,986	78,521	8,465	10.8%
Projects	7,833	4,415	3,418	77.4%	54,294	37,982	16,312	42.9%
Instructional Solutions	3,948	3,972	(24)	-0.6%	23,517	24,289	(772)	-3.2%
AV Tech	3,203	3,046	157	5.2%	13,171	14,979	(1,808)	-12.1%
Agendas	437	326	111	34.0%	47,193	55,206	(8,013)	-14.5%
Freight Revenue (excl. Agendas)	678	695	(17)	-2.4%	4,443	4,619	(176)	-3.8%
Customer Allowances / Discounts	(336)	(569)	233	-40.9%	(3,053)	(3,132)	77	-2.5%
Total Distribution Revenues	$ 51,493	$ 44,144	$ 7,349	16.6%	$429,548	$ 418,695	$ 10,853	2.6%
Science	6,205	4,386	1,819	41.5%	55,836	49,984	5,852	11.7%
Reading	1,901	2,012	(111)	-5.5%	18,894	20,003	(1,109)	-5.5%
Total Curriculum Revenues	$ 8,106	$ 6,398	$ 1,708	26.7%	$ 74,730	$ 69,987	$ 4,743	6.8%
Total Consolidated Revenues	$ 59,599	$ 50,542	$ 9,057	17.9%	$504,278	$ 488,682	$ 15,596	3.2%

SY15 – 35 weeks ended 12/26/15 --- SY14 – 35 weeks ended 12/27/14.

SY 2015 Financial Highlights – Cont'd

School Specialty

- **Gross margins of 37.0% vs. 37.3%, a decline of 30 basis points ("bps")**
  - Distribution segment margins of 34.1% vs. 35.2%; decline primarily due to a change in mix (Supplies and Agenda revenues declined and Furniture revenues increased); 50 bps decline due to impact of the weaker Canadian dollar versus the U.S. dollar; improved gross margin rates at the category level contributed to 50 bps favorability; lower product development amortization in the Agendas category positively impacted gross margins by 10 bps.
  - Curriculum segment margins of 53.4% vs. 50.0%; a $2.3 million decrease in product development amortization, combined with increased revenue over which the amortization is spread, resulted in 370 bps improvement; remainder due to product mix.

- **Selling, general and administrative (SG&A) expenses of $155.6 million vs. $163.1 million, an improvement of $7.5 million or 4.6%**
  - Lower headcount (avg. approx. 200) resulted in $9.9 million decline in compensation and benefit costs, excluding performance-based compensation; partially offset by $4.1 million of incremental performance-based incentive compensation and $0.6 million of incremental stock-based compensation ($0 incentive compensation in comparable SY14 period). Also had a $2.9 million increase in sales commissions due to higher volume and accelerated commission rates related to revenue growth.
  - Offsetting factors: $2.6 million decline in catalog expense and $1.0 million decline in variable outbound transportation costs.

- **Operating income of $29.9 million vs. $15.2 million, up $14.7 million / Net income of $15.3 million vs. $1.3 million, up $14.0 million**
  - Improvements in both operating and net income driven by higher revenues, lower SG&A and restructuring costs, lower product development amortization, and lower net interest expense.

- **Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") of $50.6 million vs. adjusted EBITDA of $45.7 million, an improvement of $4.9 million or 10.8%**

CY15 (12-Month) "Snap Shot" – Performance vs. Guidance

Metric	Updated Guidance	vs. CY15 Actual
Revenue	*"Increase between 1.4% - 1.7%"*	Up $14.8M or 2.4%
Gross Profit	*"Decline by approx. 120 bps vs. CY14"*	36.4% or down 120 bps
SG&A[(1)]	*"Decline by approx. 4% from CY14"*	Down by $6.1M or 2.7%
Adj. EBITDA[(2)]	*"17.5% - 20.0% improvement from CY14"*	18.2% improvement
Leveraged FCF	*"$8.0 - $10.0M improvement in SY15"*	$30.8M improvement

- CY15 revenue exceeded budget due to strong peak-season operating performance and market receptivity to new product offering in Furniture and Science; post peak-season order flow stronger than expected, particularly in Supplies, Furniture and Science categories. *Consolidated revenues up 17.9% in final two months of SY15.*

- CY15 SG&A higher than expected as strong finish to the sales year triggered excess commissions being earned; SG&A still finished down $6.1 million year-over-year and declined as percentage of revenue from 36.0% to 34.2%.

- Overall, FCF improvements due to strong operating performance, working capital improvements, lower CAPEX and lower restructuring costs; A/R collections stronger than expected in December yielding a significant reduction in DSO's at Y/E.

- ***Overall, exceeded plan and well-positioned heading into 2016.***

1. *SG&A comparison excludes impact of unrealized FX loss of $0.7 million and $0.3 million for CY 2015 & 2014, respectively. SG&A excludes Restructuring Related Costs Included in SG&A which represented $6.1 million and $9.6 million in CY 2015 & 2014, respectively.*
2. *Adjusted EBITDA includes $0.7 of unrealized FX loss.*

Consolidated Combined Statement of Operations

(Amounts in thousands, except per share amounts)

	Two Months Ended December 26, 2015 (unaudited/Non-GAAP)	Two Months Ended December 27, 2014 (unaudited/Non-GAAP)	Eight Months Ended December 26, 2015 (audited)	Eight Months Ended December 27, 2014 (unaudited/Non-GAAP)	Twelve Months Ended December 26, 2015 (unaudited/Non-GAAP)	Twelve Months Ended December 27, 2014 (unaudited/Non-GAAP)
Revenues	$ 59,600	$ 50,543	$ 504,278	$ 488,682	$ 637,464	$ 622,679
Cost of revenues	39,748	33,726	317,891	306,478	405,123	388,551
Gross profit	19,852	16,817	186,387	182,204	232,341	234,128
Selling, general and administrative expenses	36,702	33,301	155,593	163,135	224,937	233,990
Impairment charges	-	-	-	-	2,713	-
Facility exit costs and restructuring	122	1,778	901	3,840	3,117	4,764
Operating income (loss)	(16,972)	(18,262)	29,893	15,229	1,574	(4,626)
Other expense:						
Interest expense	3,064	3,254	12,973	13,734	18,838	20,079
Early termination of long-term indebtedness	-	-	200	-	200	-
Loss on early extinguishment of debt	-	-	877	-	877	-
Reorganization items, net	-	-	-	271	-	1,487
Change in fair value of interest rate swap	(58)	(122)	(174)	(93)	(125)	(231)
Income (loss) before provision for income taxes	(19,978)	(21,394)	16,017	1,317	(18,216)	(25,961)
Provision for (benefit from) income taxes	(496)	68	716	(25)	1,358	(159)
Net income (loss)	$ (19,482)	$ (21,462)	$ 15,301	$ 1,342	$ (19,574)	$ (25,802)
Weighted average shares outstanding:						
Basic	1,000	1,000	1,000	1,000	1,000	1,000
Diluted	1,000	1,000	1,000	1,000	1,000	1,000
Net Income per Share:						
Basic	$ (19.48)	$ (21.46)	$ 15.30	$ 1.34	$ (19.57)	$ (25.80)
Diluted	$ (19.48)	$ (21.46)	$ 15.30	$ 1.34	$ (19.57)	$ (25.80)

Adjusted EBITDA Comparisons

Amounts in thousands

	Two Months Ended December 26, 2015 (unaudited/Non-GAAP)	Two Months Ended December 27, 2014 (unaudited/Non-GAAP)	Eight Months Ended December 26, 2015 (audited)	Eight Months Ended December 27, 2014 (unaudited/Non-GAAP)	Twelve Months Ended December 26, 2015 (unaudited/Non-GAAP)	Twelve Months Ended December 27, 2014 (unaudited/Non-GAAP)
Adjusted Earnings before interest, taxes, depreciation, amortization, bankruptcy-related costs, restructuring and impairment charges (EBITDA) reconciliation:						
Net income (loss)	$ (19,482)	$ (21,462)	$ 15,301	$ 1,342	$ (19,574)	$ (25,802)
Provision for (benefit from) income taxes	(496)	68	716	(25)	1,358	(159)
Reorganization items, net	-	-	-	271	-	1,487
Restructuring costs	122	1,778	901	3,840	3,117	4,764
Restructuring-related costs incl in SG&A/cost of revenues	1,174	360	2,141	6,066	6,398	9,606
Change in fair value of interest rate swap	(58)	(122)	(174)	(93)	(125)	(231)
Loss on early extinguishment of debt	-	-	877	-	877	-
Early termination fee	-	-	200	-	200	-
Depreciation and amortization expense	3,105	3,215	11,645	12,267	18,611	18,327
Amortization of development costs	958	1,162	5,291	8,111	11,490	9,897
Impairment charges	-	-	-	-	2,713	-
Net interest expense	3,064	3,254	12,973	13,734	18,838	20,079
Stock-based compensation	174	-	695	141	1,135	141
Adjusted EBITDA	$ (11,439)	$ (11,747)	$ 50,566	$ 45,654	$ 45,038	$ 38,109

School Specialty®

Balance Sheet Review



Consolidated Balance Sheet Comparison

	December 26, 2015	December 27, 2014
ASSETS		
Current assets:		
Cash and cash equivalents	$ 12,865	$ 11,965
Accounts receivable, less allowance for doubtful accounts of $1,077 and $748, respectively	58,370	60,965
Inventories, net	76,199	75,220
Deferred catalog costs	6,527	7,338
Prepaid expenses and other current assets	13,111	16,635
Refundable income taxes	9	471
Asset held for sale	-	2,200
Total current assets	167,081	174,794
Property, plant and equipment, net	27,127	35,989
Goodwill	21,588	21,588
Intangible assets, net	38,652	45,078
Development costs and other, net	23,911	32,444
Deferred taxes long-term	5	13
Investment in unconsolidated affiliate	715	715
Total assets	$ 279,079	$ 310,621

	December 26, 2015	December 27, 2014
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Current maturities of long-term debt	1,821	7,850
Accounts payable	20,076	22,136
Accrued compensation	10,488	4,212
Deferred revenue	2,705	2,612
Accrued royalties	3,091	2,541
Other accrued liabilities	11,703	11,372
Total current liabilities	49,884	50,723
Long-term debt less current maturities	147,028	156,765
Other liabilities	561	570
Total liabilities	197,473	208,058
Stockholders' equity:		
Preferred stock, $0.001 par value per share, 500,000 shares authorized; none outstanding	-	-
Common stock, $0.001 par value per share, 2,000,000 shares authorized; 1,000,004 shares outstanding	1	1
Capital in excess of par value	119,240	119,532
Accumulated other comprehensive income (loss)	(1,919)	(819)
Accumulated deficit	(35,716)	(16,151)
Total stockholders' equity	81,606	102,563
Total liabilities and stockholders' equity	$ 279,079	$ 310,621

(Amounts in thousands)

Working Capital Comparison

(Amounts in millions)

	March			June			September			December		
	2015	2014	2013	2015	2014	2013	2015	2014	2013	2015	2014	2013
Accounts Receivable	50.1	50.0	54.4	75.5	76.8	78.3	174.2	165.1	178.1	58.4	61.0	62.7
Inventories	87.8	83.0	100.8	131.0	118.7	133.7	89.0	75.2	73.3	76.2	75.2	70.8
Prepaid expense and other current assets	17.3	14.5	12.1	13.9	18.5	13.9	14.8	17.5	17.8	13.1	16.6	13.7
Accounts Payable	26.5	27.9	65.4	47.3	46.2	35.6	33.8	31.1	27.5	20.1	22.1	18.0

	March			June			September			December		
	2015	2014	2013	2015	2014	2013	2015	2014	2013	2015	2014	2013
DSO	49.8	50.0	52.0	48.7	48.8	50.5	53.0	50.5	53.5	50.3	61.0	62.1
DIOH	139.5	132.0	159.8	136.7	123.3	141.7	43.4	37.4	36.1	98.5	113.1	109.4
DPO	42.2	44.4	105.8	49.3	48.0	37.7	16.5	15.5	13.6	26.0	33.3	27.8

Summary as of December SY15

- Working capital balances and metrics are presented as of the end of the calendar quarters to align with our new fiscal year end of December.
- Q4 A/R is down $2.6M and DSO's are down 10.7 days. Actions in November/December to increase the number of outbound customer calls proved effective. December 2015 included 3 additional collection days at year end vs. December 2014 (due to the timing of holidays) which contributed to the improvement.
- Accounts payable declined by $2.0M due primarily to timing, particularly related to decreased YOY inventory purchases in the last three months of calendar 2015 vs. last 3 months of calendar 2014.
- End of December inventory is up $1.0M vs. December 2014. This reflects significant improvement in days inventory on hand YOY; inventory balances materially reduced from September 2015. The improvements in the last 3 months of the calendar year were due to a combination of increased volume and changes SSI implemented in its inventory planning and procurement processes, such as a tighter management of safety stock.

NOTES:
- *1Q F'14 includes both the Predecessor and Successor Companies*
- *DSO's and DIOH's are now calculated based on the last 3-months of activity*

Balance Sheet Review

	As of 12/26/15	As of 12/27/14
Cash and cash equivalents	$12,865	$11,965
New ABL Facility, maturing in 2019	$0	$6,913
New Term Loan, maturing in 2019	$132,100	$142,681
Total 1st Lien Debt	$132,100	$149,594
New Term Loan Original Issue Discount	($1,859)	($2,151)
Deferred Cash Payment Obligations	$18,608	$17,172
Total Debt	$148,849	$164,615
Net Debt (Total Debt - Cash and CE)	$135,984	$152,650
Equity Market Capitalization	$74,000	$115,000
Enterprise Value	$209,984	$267,650

(Amounts in thousands)

Key Highlights as December 26, 2015

- Zero ABL balance at end of SY15.
  - Reduced ABL line size to $125.0 million (from $175.0 million); unused commitment fee savings.
  - Completed 2Q amendment of ABL, resulting in improved terms and reduced interest rate spread and commitment fees.
- Gross balance on Term Loan as of December 26, 2015 was $132.1 million vs. $142.7 million as of December 27, 2014.
  - Voluntary term loan repayment of $10.0 million in September 2015.
  - $1.8 million of the Term Loan classified as Current Maturities of LT Debt on Y/E balance sheet; represents excess cash flow recapture amount pursuant to the loan agreement.
- Lowered net debt position by $16.7 million during CY15.
- Deferred cash payment obligations of $18.6 million payable in December 2019.
  - Represents recovery for pre-petition creditors, inclusive of accrued interest associated with the settlement.
  - Amount payable in December 2019 expected to be approximately $24.0 million, representing principal plus accrued interest.

Free Cash Flow Analysis

School Specialty

	8 Months		12 Months	
	SY2015	SY2014	CY2015	CY2014
Adjusted EBITDA	$ 50,566	$45,654	$45,038	$38,109
Capex	(4,339)	(6,242)	(8,829)	(15,668)
Prod Dev	(2,868)	(4,223)	(5,294)	(6,754)
Proceeds from sales	84	214	1,684	714
Other	(3,111)	(10,174)	(8,796)	(14,122)
Change in WC	10,871	(5,271)	13,499	1,400
Unleveraged free CF	$ 51,203	$19,958	$37,302	$ 3,679
Cash Interest	(10,304)	(10,587)	(15,336)	(15,152)
Taxes	(717)	25	(1,358)	159
Leveraged free CF	40,182	9,396	20,608	(11,314)
GAAP CF				
Operating	47,305	19,410	33,047	10,394
Investing	(7,123)	(10,014)	(12,439)	(21,708)
	40,182	9,396	20,608	(11,314)

(Amounts in thousands)

Financial Reconciliations and Footnotes

- SY15 Adj. EBITDA improvement of $4.9 million, or 10.8%; CY15 Adj. EBITDA improvement of $6.9 million or 18.2%.
- SY15 capex lower by $1.9 million and product development lower by $1.4 million; CY15 capex lower by $6.8 and product development lower by $1.5 million
- In SY15, *Other* of $3.1 million includes $2.3 million of restructuring-related costs included in SG&A and $0.7 million of facility exit and restructuring costs reported as a separate line item in the financial statements.
- In SY14, *Other* of $10.2 million includes $6.1million of restructuring-related costs included in SG&A and $3.8 million of facility exit and restructuring costs reported as a separate line item in the financial statements.
- In SY 15, Unleveraged Free Cash Flow ("FCF") improved by $31.2 million; Leveraged FCF improved by $30.8 million.
- For the 12-months ending 12/26/15, Leveraged Free Cash Flow improved $31.9 million to a positive $20.6 million.
- ***Continued focus on improving FCF, while strategically investing in ROI-driven initiatives to grow the business and improve bottom-line performance.***

School Specialty®

Corporate Objectives & Financial Outlook



FY16 Top Corporate Objectives - Growth

School Specialty

Growth Driven Priorities to Improve Top-Line Performance in FY16 and Beyond

- Continue to strengthen sales force coverage model through inside/outside approach and improved utilization of subject matter experts; improve efficiency and effectiveness in a cost neutral manner.
- Build on our momentum in the Furniture and Science product categories where market demand is growing and proprietary products are being well-received.
- Return Supplies and Instructional Solutions categories to growth through structural changes to selling organization, merchandising enhancement, more effective sales tools/support and unique opportunities in e-tail and healthcare.
- Drive further Supplies growth through expansion of Next Day delivery program on high-volume items.
- Align resources behind key strategic verticals (key sales initiatives outlined throughout 2015).
- Continue expansion into Healthcare vertical behind Soar Life brand leveraging Amerinet relationship.
- Leverage the Guardian team's recent momentum in Safety & Security and convert strong interest into revenue; product and training related revenue has begun to build in early 2016.
- Integrate more digital marketing campaigns and social media to expand customer reach and awareness.
- Leverage recent new product investments in Science and Reading.

Furniture (PBD/Loose)	Early Childhood	Science Curriculum
Physical Education	Special Needs	Instructional Solutions/EPS
Arts & Crafts	Healthcare Vertical	Safety & Security Initiative

Investing in critical areas to drive *balanced* growth…

FY16 Top Corporate Objectives – Operations and Efficiencies

School Specialty

Process, Efficiency and Cost-Driven Initiatives to Strengthen Operational Support and Financial Performance

- Customer care in-sourcing substantially complete; expected to have a positive impact on growth in 2016.
- Efficient utilization of recently implement forecasting, inventory planning and procurement tools to improve supply chain management and drive working capital improvements
- Complete implementation of initiatives that leverage ongoing improvements in data consistency/integrity: CRM implementation; new catalog production process; business intelligence and analytics.
- Transportation Management System (TMS) implementation (Phase 2); focus on load optimization and inbound visibility and tracking.
- Expand TWI ("Training Within Industry") program which had a positive impact on Mansfield facility operations in 2015.
- Strengthen Merchandising assortment with a focus on innovation and competitive differentiation.
- Expanding and structuring an internal Lean/Six Sigma team to provide oversight and guidance on all initiatives
- Kaizen events to strengthen operations.

Fulfillment Centers	Merchandising	Procurement
Transportation	Customer Care	Systems
Forecasting	Inventory Management	Collections and Terms

Focus on lean, six sigma and Kaizen to drive performance, process improvement and cost reduction

Fiscal 2016 Outlook

Metric	CY 15 Actual	FY 2016 Outlook
Revenue	$637.5	Growth of 2.5% - 3.0% anticipated.
Gross Margin (Excl. PD Amort.) %	38.2%	Anticipate 30-50 bps GPM decline; product margins stable, negative impact of mix.
Gross Margin %	36.4%	Reported GM% anticipated to show 30-50 bps improvement with lower PD amort.
SG&A (excl. D&A)	$200.2	Consistent with prior year.
D&A	$18.3	Expect $4.4 million decline due to lower spending levels in recent quarters.
SG&A	$218.8	Reported SG&A expected to be down 2.5% - 3.2% YOY.
SG&A %	34.3%	Expect to decline to between 32.2% and 32.7% of Revenue as operating leverage improves.
EBITDA	$45.0	Expect EBITDA improvement of between $3.0 million - $7.0 million, or 6.7% to 15.6%.
Leveraged FCF	$20.6	Est. at approx. $20 million. CY 15 benefited from significant NWC improvements; continued operating and working capital improvements in CY 16 offset by higher CAPEX and effective tax rate (~35%).

Revenue

- Both Distribution and Curriculum segments expected to post growth.
- Assumes growth in Supplies and Instructional Solutions product categories; reversing recent trends.
- Continued strong momentum within Furniture category, driven by favorable market conditions, investments in resources and product line enhancements.
- Science growth continues driven by FOSS Next Gen and certain state adoptions where the Company is well positioned; Reading stabilizes after 8.5% decline 2015 with the introduction of key new products.
- Modest declines expected in Agenda and AV Tech categories which collectively make up approx. 10% of total revenues.

Gross Margin

- Mix to have unfavorable impact on gross margins; Furniture being higher as a % of total revenue is key driver. Note: Furniture outbound transportation costs included in COGS; reported in SG&A for other product categories.
- Beyond the impact of mix, overall product margins expected to remain relatively flat; decline in certain Supply sub-categories based on pricing strategies (focus on gross profit $'s) offset by growth in more proprietary branded categories (Early Childhood / Special Needs).
- Lower product development amortization across a higher revenue base anticipated to drive modest improvement in reported GM.

SG&A / CAPEX & PD

- Investment in the business (business tools, people and resources to drive future growth) funded through efficiency and operational improvements. Volume growth result in approximately $1.5M of incremental variable elements of SG&A.
- Impact of business investments, known cost increases and volume increase expected to be offset by efficiency improvements and operating initiatives.
- CAPEX and PD Investments expected to total $16 million to $17 million; Restructuring/non-recurring costs <$2.0 million.

Safe Harbor Statement / Non-GAAP Financial Information

Safe Harbor Statement

This presentation contains statements about School Specialty's future financial conditions, results of operations, expectations, plans, or prospects, including the information under the heading "Corporate Objectives and Financial Outlook", that constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions as of the date of the information presented and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Transition Report on Form 10-K for the transition period from April 26, 2015 to December 26, 2015, which factors are incorporated herein by reference. Any forward-looking statement in this presentation speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

This presentation also includes a presentation of Adjusted EBITDA and Leveraged/Unleveraged Free Cash Flow, non-GAAP financial measures. Adjusted EBITDA and Leveraged/Unleveraged Free Cash Flow are used by management as measures for judging the Company's operating performance and for estimating the Company's earnings growth prospects. Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Leveraged/Unleveraged Free Cash Flow does not represent, and should not be considered, an alternative to cash flow from operations.

A reconciliation of (i) Adjusted EBITDA to GAAP net income (loss) for the two, eight and twelve months ended December 26, 2015 and December 27, 2014 and (ii) Leveraged/Unleveraged Free Cash Flow (unleveraged and leveraged) to Adjusted EBITDA for the two, eight and twleve months ended December 26, 2015 and December 27, 2014 is included in this Short Year 2015 Update dated March 9, 2016.

Investor Contacts:

Ryan M. Bohr
EVP & Chief Financial Officer
920-882-5868
Ryan.bohr@schoolspecialty.com

Glenn Wiener
Investor Relations
212-786-6011
IR@schoolspecialty.com